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                                                             Exhibit 99(a)(1)(G)
                         LETTER TO PARTICIPANTS IN THE
             ELDER-BEERMAN STORES CORP. FINANCIAL PARTNERSHIP PLAN
               CONCERNING TENDER OFFER FOR SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                         THE ELDER-BEERMAN STORES CORP.
                       Pursuant to the Offer to Purchase
                            dated September 8, 2000

SEPTEMBER 8, 2000

TO PARTICIPANTS IN THE ELDER-BEERMAN STORES CORP. FINANCIAL PARTNERSHIP PLAN:

     Enclosed for your consideration are the Offer to Purchase by The Elder-Beerman Stores Corp., dated September 8, 2000, and the related letter of transmittal in connection with the offer by Elder-Beerman to purchase up to 3,333,333 shares of its common stock, without par value, including the associated preferred share purchase rights, at a price not greater than $6.00 nor less than $4.50 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares. These materials are being forwarded to you because the events they describe may affect your interest in The Elder-Beerman Stores Corp. Financial Partnership Plan. THIS LETTER AND THE ENCLOSED MATERIALS EXPLAIN THE TERMS AND CONDITIONS OF THE OFFER BY ELDER-BEERMAN FOR SHARES OF ITS COMMON STOCK. YOU SHOULD READ ALL OF THIS INFORMATION CAREFULLY.

     Your account in The Elder-Beerman Stores Corp. Financial Partnership Plan (the "401(k) Plan") includes an investment in shares of Elder-Beerman common stock (the "Shares"). Your account balance in the 401(k) Plan represents an interest in a specific number of Shares and, as a participant with an investment in Shares in the 401(k) Plan, you have a right to direct the 401(k) Plan trustee to tender (offer to sell) the Shares allocated to your 401(k) Plan account. The number of Shares you may direct the trustee to tender and the price at which those Shares will be tendered is discussed below. You will be allowed to direct the trustee to tender all or a portion of the Shares allocated to your 401(k) Plan account.

     You may direct the trustee to tender these Shares by using the Instruction Form attached to this letter. UMB Bank, N.A. is the trustee of the 401(k) Plan. UMB Bank is located at 1010 Grand Avenue; P.O. Box 419692; Kansas City, Missouri 64141-6692. Do not complete the enclosed letter of transmittal; it is furnished for your information only and cannot be used to tender Shares allocated to your 401(k) Plan account. Only the trustee of the 401(k) Plan, as the holder of record, can tender Shares held in your 401(k) Plan account. Your instructions should be submitted to the trustee (by sending the Instruction Form to the trustee's tabulator, as described later in this document), and the trustee will tender or not tender the Shares held in your 401(k) Plan account in accordance with your instructions (subject to the exceptions noted in this document). If the trustee's tabulator does not receive a correctly completed Instruction Form from you by 12:00 midnight, New York City time on Thursday, September 28, 2000, the trustee will not tender the Shares held in your 401(k) Plan account.

     NEITHER ELDER-BEERMAN NOR ITS BOARD OF DIRECTORS NOR THE DEALER-MANAGER FOR THE OFFER NOR THE INFORMATION AGENT NOR THE TRUSTEE MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD DIRECT THE TRUSTEE TO TENDER THE SHARES HELD IN YOUR 401(K) PLAN ACCOUNT OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO DIRECT THE TRUSTEE TO TENDER THOSE SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO THESE MATTERS.

     The enclosed Offer to Purchase, dated September 8, 2000, and the enclosed letter of transmittal contain important information about the terms and conditions of the tender offer (the "Offer") by Elder-Beerman. However, we have also provided the following information responsive to questions you may have related to your decision to tender or not tender the Shares allocated to your 401(k) Plan account.
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  WHAT IS THE OFFER BY ELDER-BEERMAN?

     The Offer is a process through which Elder-Beerman can offer to purchase Shares, and the owners of those Shares can decide whether or not they want to tender their Shares, and if so, at what price they would like to tender their Shares within the price range Elder-Beerman has established.

  MUST I RESPOND TO THE OFFER?

     No. If you do not wish to direct the trustee to tender the Shares in your 401(k) Plan account, no response is necessary and you do not need to take any action.

  HOW MANY SHARES CAN I DIRECT THE TRUSTEE TO TENDER FROM MY ACCOUNT IN THE 401(K) PLAN?

     You may direct the trustee to tender all or a portion of the Shares allocated to your 401(k) Plan account as of the close of business on September 28, 2000. The number of Shares allocated to your 401(k) Plan account that are actually tendered will be determined as follows.

     - The number of Shares allocated to your 401(k) Plan account as of September 1, 2000 is shown under your address on the mailing label for this package. If your current contributions to the 401(k) Plan are invested in Shares, if you direct a transfer of your 401(k) Plan assets to or from Shares on or after September 1, 2000, or if you take a withdrawal or distribution from your 401(k) Plan account on or after September 1, 2000, the number of Shares in your 401(k) Plan account as of the close of business on September 28, 2000 may be different than the number shown on the label. You may receive updated information about the number of Shares held in your 401(k) Plan account by contacting American Century, at (800) 345-2345.

     - If you choose to direct the trustee to tender Shares, you must indicate on the Instruction Form the percentage, in increments of 5%, of Shares allocated to your 401(k) Plan account that you wish to direct the trustee to tender and the price at which those Shares are to be tendered. The trustee will tender the number of Shares in your account as of the close of business on September 28, 2000, multiplied by the percentage you specify. As discussed above, the actual number of Shares in your 401(k) Plan account may change between the date that you instruct the trustee to tender Shares from your account and September 28, 2000.

  CAN I DIRECT THE TRUSTEE TO TENDER A PORTION OF THE SHARES ALLOCATED TO MY 401(K) PLAN ACCOUNT AT ONE PRICE AND ANOTHER PORTION AT A DIFFERENT PRICE?

     Yes. Simply submit one Instruction Form for each portion of Shares you want to direct the trustee to tender at each price. If, as of September 28, 2000, you have submitted Instruction Forms providing for the tender of more than 100% of the Shares allocated to your 401(k) Plan account, the portion of the Shares that you have elected to direct the trustee to tender at the highest price will be reduced until your direction is to tender no more than 100% of the Shares held in your 401(k) Plan account. If necessary, Shares which you have requested to be tendered at lower prices also will be reduced until your direction is to tender no more than 100% of the Shares held in your 401(k) Plan account.

  SHOULD I USE THE LETTER OF TRANSMITTAL TO TENDER THE SHARES IN MY 401(K) PLAN ACCOUNT?

     No. The letter of transmittal is for your information only. You must fill out the enclosed Instruction Form to instruct the trustee to tender the Shares in your 401(k) Plan account. Only the trustee, as the record holder of the Shares under the 401(k) Plan, can use the letter of transmittal to tender Shares once the trustee has received instructions from the 401(k) Plan participants.

  HOW MAY I CHOOSE THE PRICE AT WHICH I WANT TO TENDER THE SHARES IN MY 401(K) PLAN ACCOUNT?

     The enclosed Instruction Form contains a price designation section. Check the box of the price at which you would like to have the trustee tender the Shares allocated to your 401(k) Plan account. You must either designate one of the listed prices, or instruct the trustee to tender the Shares held in your 401(k) Plan account at the price that is paid in the Offer by checking the box labeled "Shares Tendered at Price Determined Under the Offer." See

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the information in the Offer to Purchase and the letter of transmittal about how
Elder-Beerman will select the price at which to purchase properly tendered
Shares once the Offer period has expired.

  IF I SELECT A PRICE, WILL THE TRUSTEE TENDER MY SHARES AT THAT PRICE?

     Generally, the trustee will tender the Shares you have designated in accordance with your instructions. However, the law prohibits the sale to Elder-Beerman of the Shares allocated to your 401(k) Plan account at a price less than the closing price of Shares, as reported on NASDAQ, on the Expiration Date of the Offer. As a result, if the closing price for Shares on NASDAQ on the Expiration Date for the Offer is higher than the price you designate on the enclosed Instruction Form, the price you have designated will automatically be increased to the closing price on the Expiration Date, or, if the closing price is not an available option under this Offer, to the next highest available price that is not less than the closing price on the Expiration Date. If the closing price for Shares on the Expiration Date is higher than $6.00 per share, none of the Shares allocated to your 401(k) Plan account will be sold. Please note that the Compensation Committee of Elder-Beerman's Board of Directors, as a fiduciary to the 401(k) Plan, has the authority to revoke your tender directions if it determines that the sale may not meet the standards of the Employee Retirement Income Equity Act of 1974, as amended.

  WHO WILL DETERMINE THE PURCHASE PRICE THAT IS PAID IN THE OFFER?

     Elder-Beerman will determine a single price that it will pay for each Share properly tendered, taking into account the number of Shares tendered and the prices specified by tendering shareholders. Elder-Beerman will select the lowest purchase price that will allow it to purchase up to 3,333,333 Shares or, if a lesser number of Shares are properly tendered, all Shares that are properly tendered. Elder-Beerman will then purchase all of the Shares which were tendered at or below the purchase price selected, although Elder-Beerman may not purchase all of those Shares if more than 3,333,333 Shares are tendered in the Offer. In other words, if you select a price (or, pursuant to the procedures described above, the market price or another price applies) that is greater than the price that is finally determined to be paid in the Offer), none of the Shares allocated to your 401(k) Plan account will be purchased. All Shares acquired in the Offer will be acquired at the same purchase price.

  HOW DO I DIRECT THE TRUSTEE TO TENDER THE SHARES ALLOCATED TO MY 401(K) PLAN ACCOUNT?

     If you wish to direct the trustee to tender Shares allocated to your 401(k) Plan account, please complete the attached Instruction Form and return it to the trustee's "tabulator" in the enclosed envelope. The tabulator's address is Wells Fargo Bank Minnesota, N.A., P.O. Box 64858, St. Paul, Minnesota 55164-0858. THE INSTRUCTION FORM MUST BE RECEIVED BY THE TRUSTEE'S TABULATOR NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY SEPTEMBER 28, 2000 (UNLESS THE OFFER IS EXTENDED) IN ORDER FOR YOUR INSTRUCTIONS TO BE FOLLOWED. If the Instruction Form is not properly completed or is not received by the 12:00 midnight, New York City time, Thursday, September 28, 2000 deadline (or such later date as may apply if the Offer is extended), none of your Shares will be tendered and none will be purchased. Please note that this deadline is FIVE BUSINESS DAYS BEFORE the current Expiration Date for the Offer (October 5, 2000). It is necessary to submit your Instruction Form to the trustee's tabulator before the Expiration Date because the trustee must deliver the tender information for the entire 401(k) Plan to the depositary for the Offer by the Expiration Date.

     The only actions you are required to take to direct the trustee to tender Shares allocated to your 401(k) Plan account are: (1) specify the percentage of Shares allocated to your 401(k) Plan account that you wish the trustee to tender, (2) designate the price at which the trustee should tender the Shares allocated to your 401(k) Plan account, and (3) return the enclosed Instruction Form so that it is received by Wells Fargo Bank Minnesota, N.A. no later than 12:00 midnight, New York City time, on Thursday, September 28, 2000. You do not need to complete any form other than the enclosed Instruction Form. After the Expiration Date for the Offer, it will be determined whether all, part, or none of the Shares that you directed the trustee to tender have been purchased by Elder-Beerman, pursuant to the procedures, including procedures for proration, described in the Offer to Purchase. See the information in the Offer to Purchase regarding when and how the Expiration Date for the Offer may change and when and how the Offer may be extended by Elder-Beerman.

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  WHAT IF I HOLD SHARES OUTSIDE OF THE 401(k) PLAN?

     If you hold Shares outside of the 401(k) Plan, you will receive, under separate cover, Offer materials that can be used to tender those Shares directly. The materials used for tendering Shares outside of the 401(k) Plan, including the letter of transmittal, may not be used to instruct the trustee to tender Shares allocated to your 401(k) Plan account.

  CAN I TAKE ADVANTAGE OF THE "ODD LOT" PRIORITY?

     No. While fewer than 100 Shares may have been allocated to your 401(k) Plan account, the record holder of the Shares, the trustee, has significantly more than 100 Shares and, therefore, Shares held in the 401(k) Plan are not eligible to avoid proration by virtue of the "odd lot" priority.

  WHAT IF I WANT TO WITHDRAW THE INSTRUCTIONS FOR MY SHARES AFTER I HAVE ALREADY SUBMITTED MY INSTRUCTION FORM?

     Except as otherwise provided in this paragraph and the terms of the Offer, your designation is irrevocable. You may withdraw or change your instructions at any time on or prior to 12:00 midnight, New York City time, Thursday September 28, 2000 (or such later date as may apply if the Offer is extended). To revoke or change your instruction to tender Shares, you must contact the Elder-Beerman Benefits Department at (937) 296-2700 and obtain a new Instruction Form. The new Instruction Form should be returned to the trustee's tabulator with your name, address and Social Security number and new tender instructions, if any. To revoke or change your previous instructions, you must check the box on your new Instruction Form to indicate that you are changing prior instructions. Once the trustee's tabulator receives a new, completed and signed Instruction Form with the revocation box checked, all previous instructions will be deemed revoked and replaced with the new instructions. To be effective, the new Instruction Form must be received by the trustee's tabulator on or prior to 12:00 midnight, New York City time, Thursday September 28, 2000 (or such later date as may apply if the Offer is extended).

  WILL MY INSTRUCTIONS BE KEPT CONFIDENTIAL?

     Yes. Your instructions to the trustee are strictly confidential and neither the trustee nor any of its agents will disclose to Elder-Beerman whether or not you tender the Shares allocated to your 401(k) Plan account in the Offer.

  WHAT IF I HAVE QUESTIONS ABOUT THE OFFER?

     Contact Morrow & Co., the information agent for the Offer, at (800) 662-5200 (toll free) with any questions about the terms and conditions of the Offer or how to tender the Shares allocated to your 401(k) Plan account.

  HOW WILL THE PROCEEDS OF THE TENDER OF MY 401(k) PLAN SHARES BE INVESTED?

     Any Shares tendered by the trustee and accepted by Elder-Beerman will be exchanged for cash. The cash proceeds will remain in your 401(k) Plan account and will be invested in accordance with your instructions for investment of new contributions on file with the 401(k) Plan when the proceeds are received by the 401(k) Plan. To the extent that your instructions would require the cash proceeds to be reinvested in Shares, such amounts will instead be invested in the Strategic Conservative Fund. If you have not given investment instructions for new contributions, the cash proceeds will be invested in the Strategic Conservative Fund.

  WHAT WILL HAPPEN TO MY 401(k) PLAN ACCOUNT DURING THE TENDER OFFER PERIOD?

     All Shares in the 401(k) Plan will be frozen as of the close of business on September 28, 2000. This means that you will not be able to transfer your 401(k) Plan assets out of Shares, or have Shares sold to fund withdrawals, distributions or loans.

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To UMB Bank, N.A.:

     The undersigned acknowledges receipt of the accompanying letter and enclosed Offer to Purchase, dated September 8, 2000, and the related letter of transmittal in connection with the Offer by The Elder-Beerman Stores Corp., an Ohio corporation, to purchase up to 3,333,333 shares of its common stock, without par value, including the associated preferred share purchase rights, at a price not greater than $6.00 nor less than $4.50 per share, net to the seller in cash without interest. This Instruction Form directs UMB Bank, N.A., as trustee and holder of record for the 401(k) Plan, to tender the percentage of Shares indicated below held by the trustee for the undersigned's 401(k) Plan account pursuant to the Offer.

Name:
--------------------------------------------------------------------------------

Social Security Number:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

Daytime Telephone Number with Area Code:
------------------------------------------------------------------

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                              TENDERING OF SHARES
            NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE
                     INSTRUCTIONS SET FORTH IN THIS LETTER.

In order to instruct the trustee to tender Shares allocated to your 401(k) Plan account, you must complete Items 1 and 2, below in accordance with the instructions provided herein and sign this Instruction Form in the place indicated on the second page. A FAILURE TO PROPERLY COMPLETE ITEMS 1 AND 2, BELOW OR A FAILURE TO SIGN THIS INSTRUCTION FORM WILL RESULT IN NO VALID INSTRUCTIONS AND THE SHARES ALLOCATED TO YOUR 401(K) PLAN ACCOUNT WILL NOT BE TENDERED.

ITEM 1: PERCENTAGE TENDERED

     I wish to direct the trustee to tender a percentage of the Shares allocated to my 401(k) Plan account. The percentage of Shares allocated to my 401(k) Plan account that I direct the trustee to tender in the Offer is set forth below. (Check the appropriate box.) IF MORE THAN ONE BOX IS CHECKED, THERE IS NO VALID INSTRUCTION AND THE SHARES ALLOCATED TO YOUR 401(K) PLAN ACCOUNT WILL NOT BE TENDERED.


[  ] 0% [  ] 5% [  ] 10% [  ] 15% [  ] 20% [  ] 25% [  ] 30% [  ] 35% [  ] 40%

[  ] 45% [  ] 50% [  ] 55% [  ] 60% [  ] 65% [  ] 70% [  ] 75% [  ] 80%

[  ] 85% [  ] 90% [  ] 95% [  ] 100%


ITEM 2: TENDERING PRICE

     The price at which I direct the trustee to offer to sell the Shares allocated to my 401(k) Plan account to Elder-Beerman is set forth below.* (Check the appropriate box.)

OPTION 1

     Price (in dollars) per share at which Shares are to be tendered:

[ ] $4.50               [ ] $5.00               [ ] $5.50               [ ] $6.00
[ ] $4.75               [ ] $5.25               [ ] $5.75

* This action could result in none of the Shares being purchased if the purchase price determined by Elder-Beerman for purchase of the Shares in the Offer is less than the price checked or if the price checked is increased by the trustee above the purchase price determined by Elder-Beerman. IF MORE THAN ONE BOX IS CHECKED THERE IS NO VALID INSTRUCTION AND THE SHARES ALLOCATED TO YOUR 401(K) PLAN ACCOUNT WILL NOT BE TENDERED.

OR

OPTION 2

     [  ] Shares Tendered at Price Determined Under the Offer.

     As described in the letter delivered to you with this Instruction Form, the price you elect will be adjusted to equal the closing price of Shares on the Expiration Date for the Offer, as reported on NASDAQ, if such closing price is greater than the price you designated above, or, if the closing price is not an available option under this Offer, the price you elect will be adjusted to the next highest available price that is not less than the closing price on the Expiration Date. If the closing price for shares of Elder-Beerman common stock on the Expiration Date is higher than $6.00 per share, none of the Shares allocated to your 401(k) Plan account will be sold. The Compensation Committee of Elder-Beerman's Board of Directors may also revoke your tender directions, if necessary, to comply with applicable law.

---------------------------------------------------------
(Signature of Participant)

Date:
--------------------------------------------------

     Return this form in the enclosed envelope to Wells Fargo Bank Minnesota, N.A., in the envelope provided. You may also fax this designation form to Wells Fargo Bank Minnesota, N.A. at (651) 450-4163. The information agent for this Offer is Morrow & Co. All questions regarding the Offer should be directed to Morrow & Co. at (800) 662-5200.

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